                                                                  EXHIBIT 23.13

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Waste Management, Inc., of our reports dated August 21, 1998, with respect to the audited financial statements of All Waste Systems, Inc. and Affiliated Companies and Ulster Sanitation, Inc. and Affiliated Companies included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated September 22, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Christopher Rayner & Associates
                                          -----------------------------------

Rockville Centre, New York
September 22, 1998